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                                                                    EXHIBIT 3.7

                          CERTIFICATE OF INCORPORATION

                                       OF

                             BRITTAIN MACHINE, INC.

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         FIRST: The name of the corporation shall be:

                BRITTAIN MACHINE, INC.

         SECOND: The address of the corporation's registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is Corporation Service Company.

         THIRD: The purpose or purposes of the corporation shall be:

                To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

                Three Thousand (3,000) shares without par value.

         FIFTH: The name and address of the incorporator is as follows:

             Takako Muramatsu
             Morgan, Lewis & Bockius LLP
             300 South Grand Avenue, 22nd Floor
             Los Angeles, California 90071

         SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.


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         SEVENTH: No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions no in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 1st day of September, 1999.



                                                /s/ TAKAKO MURAMATSU
                                                ---------------------------
                                                Takako Muramatsu
                                                Incorporator









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